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Starbucks Signing Store / Washington, D.C. Shareholder Engagement Strategic Priorities | Executive Compensation | Corporate Governance | Global Social Impact February 8, 2019

Certain statements contained herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations, including financial targets. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on currently available operating, financial and competitive information and actual future results may differ materially depending on a variety of factors and uncertainties including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan and the East China business and successful execution of our Global Coffee Alliance with Nestlé, the acceptance of the company’s products by our customers, our ability to obtain financing on acceptable terms, the impact of competition, the prices and availability of coffee, dairy and other raw materials, the effect of legal proceedings, the effects of changes in U.S. tax law and related guidance and regulations that may be implemented, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 30, 2018. The company assumes no obligation to update any of these forward-looking statements. Non-GAAP Financial Measures This PowerPoint presentation includes certain Non-GAAP financial measures. Please refer to slides 25 to 27 for more information regarding these Non-GAAP financial measures, including a reconciliation of these Non-GAAP financial measures to their most directly comparable measures reported under United States GAAP. One Financial Center, Boston, MA FORWARD-LOOKING STATEMENTS

Table of Contents Strategic Priorities and Financial Guidance Executive Compensation Corporate Governance Global Social Impact Board Recommendations 4 8 14 19 22

West Seattle / Seattle, WA Strategic Priorities and Financial Guidance

Growth at Scale . . . with Focus and Discipline BUILD THE BRAND STREAMLINE THREE STRATEGIC PRIORITIES ACCELERATE CHINA AND U.S. EXPAND GLOBAL REACH INCREASE RETURNS

Q1 Fiscal 2019 Global Results Reinforce Confidence in Strategy 9% Panamericana Sur, Peru Yitian West Street, Yangshuo, China Lake Forest, Chicago 4% $0.61 GAAP $0.75 Non-GAAP 7% NET NEW STORE GROWTH (last 12 months) COMP GROWTH NET REVENUE GROWTH (GAAP) EPS(1) (1) Please refer to the reconciliation of GAAP and Non-GAAP EPS beginning on slide 25.

Fresh Meadows, NY Fiscal 2019 Global Financial Guidance 5% - 7%, includes ~2% net negative impact related to Streamline-driven activities 3% - 4% $2.32 - $2.37 GAAP $2.68 - $2.73 Non-GAAP ~7% (1) Please refer to the reconciliation of GAAP and Non-GAAP EPS beginning on slide 25. NET NEW STORE GROWTH COMP GROWTH NET REVENUE GROWTH (GAAP) EPS RANGE(1)

Executive Compensation

Fiscal 2018 Pay-for-Performance Starbucks executive compensation program reflects strong pay-for-performance alignment tied to overall company results, with the vast majority of pay structured as variable and “at-risk.” (1) Excluding our former executive chairman, Howard Schultz, whose compensation was 100% variable and at-risk. president & ceo All other named executive officers (NEOs)(1) Variable/At-Risk 90% Variable/At-Risk 87%

Fiscal 2018 Long-Term Incentive Plan Fiscal 2018 Short-Term Incentive Plan Fiscal 2018 Pay-for-Performance The following generally describes the performance measures applicable to our fiscal 2018 short-term and long-term incentives: Performance RSUs (60%) Number of shares earned dependent upon achievement of two-year EPS goal ROIC can modify result downward Stock Options (40%) Realizable value dependent on future share price appreciation Cash based on objective performance goals: Adjusted net revenue weighted at 40% Umbrella plan permits discretionary adjustments, but this is not a core design element. Adjusted operating income weighted at 60%

Fiscal 2018 Financial Results Under Incentive Plans In line with our emphasis on pay-for-performance against rigorous internal goals, compensation awarded to our NEOs for fiscal 2018 reflected the following financial results: (1) These financial performance metrics were used in determining (i) payouts of annual incentive bonuses, and (ii) the number of Performance RSUs earned with respect to awards granted in FY17. Note that these financial measures differ from the financial measures we otherwise disclose, as these measures are adjusted to exclude the impact of certain non-routine and other items in accordance with the terms of our annual incentive bonuses and our 2005 Long-Term Equity Incentive Plan. Further information regarding these measures and related adjustments is included in the Compensation Discussion & Analysis section of our proxy statement for our 2019 Annual Meeting of Shareholders. (2) The Compensation Committee exercised discretion provided under the plan to adjust annual incentive bonuses of two NEOs to award outstanding individual performance. (1) $23,142.1 - $25,090.9 Perf. Target Range $24,065.8 80% Adjusted Net Revenue $4,494.6 - $5,267.8 Perf. Target Range $4,424.8 0% Adjusted Operating Income $2.384 - $2.683 Perf. Target Range $2.079 0% Adjusted EPS 23.9% - 25.1% Perf. Target Range 26.4% Modifier (N/A given 0% EPS payout) ROIC Performance RSUs Annual Incentive Bonus Plan ($ in millions) Certified Payout: 32%(2) Certified Payout: 0%

Retention of top talent following multiple years of below target realizable pay Formulaic incentive plan design that did not incorporate individual contributions that drive shareholder value Fiscal 2019 Incentive Plan Design Following fiscal 2018, the Compensation Committee approved modifications to our fiscal 2019 compensation program considering: Shareholder feedback to foster long-term shareholder value creation and pay-for-performance alignment 1 3 2

Fiscal 2019 Incentive Plan Design

Annual Incentive Bonus Plan

Current Design	Base ($)	X	Target Annual Incentive Opportunity (%)	X	[Net Revenue (weighted 40%) + Operating Income (weighted 60%)]
FY19 Design	Base ($)	X	Target Annual Incentive Opportunity (%)	X	[Net Revenue (weighted 40%) + Operating Income (weighted 60%)] weighted 70% + [Individual Performance Factor] weighted 30%

Long-Term Incentive Plan

Current Design	2-yr EPS Target	X	2-yr ROIC Target (downward modifier only)	+	Stock Options
	60% Performance RSUs				40% Stock Options
FY19 Design	Annual EPS Performance Averaged Over 3 Years	X	3-yr rTSR vs S&P 500 (upward & downward modifier)	+	Time-Based RSUs
	60% Performance RSUs				40% Time-Based RSUs

13

Chinook Kiosk, Calgary, Canada Corporate Governance

Fiscal 2018 Corporate Governance Highlights Full Board Meetings 9 Frequency of Board Elections Annual Board Evaluations Annually Director Equity Grants Yes Mandatory Retirement Age 75 Independent Director Nominees 8 of 10

Independent, Diverse and Experienced Board of Directors Rosalind G. Brewer * Mary N. Dillon Mellody Hobson (Independent Vice Chair) Kevin R. Johnson* Jørgen Vig Knudstorp Satya Nadella Joshua Cooper Ramo Clara Shih Javier G. Teruel Myron E. Ullman, III (Independent Chair) Director Tenure: AVERAGE DIRECTOR TENURE  = 8 YEARS 0-4 YEARS 5-9 YEARS 10-14 YEARS 15+ YEARS Age distribution: AVERAGE AGE = 55 Diversity: *Green denotes current Starbucks partner (employee). WOMEN ETHNIC DIVERSITY NATIONAL DIVERSITY

Board Matrix Starbucks has best-in-class directors, with a variety of complementary skills necessary to guide and oversee the company’s strategy. INDUSTRY EXPERIENCE FINANCIAL/ CAPITAL ALLOCATION EXPERIENCE GENDER, ETHNIC OR NATIONAL DIVERSITY BRAND MARKETING EXPERIENCE INTERNATIONAL OPERATIONS & DISTRIBUTION EXPERIENCE DOMESTIC AND INTERNATIONAL SUSTAINABILITY & PUBLIC POLICY EXPERIENCE TECHNOLOGY EXPERIENCE HUMAN CAPITAL MANAGEMENT EXPERIENCE PUBLIC COMPANY BOARD EXPERIENCE SENIOR LEADERSHIP EXPERIENCE Rosalind G. Brewer ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Mary N. Dillon ✓ ✓ ✓ ✓ ✓ ✓ ✓ Mellody Hobson ✓ ✓ ✓ ✓ ✓ ✓ ✓ Kevin R. Johnson ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Jørgen Vig Knudstorp ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Satya Nadella ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Joshua Cooper Ramo ✓ ✓ ✓ Clara Shih ✓ ✓ ✓ ✓ Javier G. Teruel ✓ ✓ ✓ ✓ ✓ ✓ ✓ Myron E. Ullman, III ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓

Board Oversight of Company Strategy Oversight is conducted through: At least one Board meeting each year dedicated to intensive review of strategy On-going Board and Committee level discussions In between Board meetings: Periodic updates to the Board Direct conversations between management and Chair and Vice Chair Extensive onboarding including leadership meetings, cultural immersion programs and store visits   Oversees Starbucks Long-range Strategy Key Market Opportunities Consumer Trends Competitive Developments Sustainability Initiatives Social Impact Agenda Risk Assessment Long-term Growth Algorithm

Global Social Impact Costa Rica For more information regarding our Global Social Impact efforts, please visit: https://www.starbucks.com/responsibility

Strengthen Communities Create Opportunities Global Social Impact Highlights Hire 25,000 Veterans and Military Spouses by 2025 To date, we have hired over 21,000 veterans and military spouses. Employ 10,000 Refugees Globally by 2022 Employ 100,000 Opportunity Youth by 2020 To date, we have hired over 65,000 Opportunity Youth. Graduate 25,000 Partners by 2025 and Increase Accessibility and Performance More than 1,982 partners have graduated to date with over 11,000 partners participating in ASU’s online degree programs. Rescue 100% of Food Available to Donate by 2020 in U.S. Company-operated Stores To date, we have launched over 24 markets and donated more than 10 million meals. Inclusion and Pay Equity In FY18, we achieved 100% pay equity for women and men and people of all races performing similar work in the United States. Diverse Supply Chain Since first reporting our purchases with diverse suppliers in 2000, we have spent a cumulative total of more than $6 billion. Local and Community-Centric Economic Development We have invested in 12 community stores, over 50 military family stores, and this year opened our first signing store in the US. Promote Sustainable Coffee Coffee Sourcing Commitment Making coffee the world’s first sustainably sourced agricultural product. Starbucks Global Farmer Fund Invest $50 million in financing for farmers by 2020. Open-Source Agronomy Train 200,000 coffee farmers by 2020. Planting Trees Provide 100 million coffee trees to farmers by 2025. continued…

Global Social Impact Highlights (continued)

Greener Retail

MISSION

Sustainable Coffee Served Sustainably

We inspire stewardship, invest in green technology, and leverage our scale for good.

RECENT PROGRAM HIGHLIGHTS:

- NextGen Cup Challenge – Announced commitment to invest $10M in a recyclable and compostable cup with Closed Loop Partners
- Strawless Lids – Innovative strawless lids and alternative materials to eliminate plastic straws globally by 2020
- Greener Stores – Announced new Greener Stores Framework, a retail standard for designing and operating stores sustainably
- Greener Apron – Engaged over 8,000 Starbucks sustainability champions

GREENER CUPS AND PACKAGING

Double the recycled content, recyclability, and reusability of our cups and packaging by 2022

- **1985** Offers 10 cent reusable cup discount
- **1997** Launches cup sleeve



- **2006** Launches first ever hot cup with 10% post consumer recycled fiber
- **TODAY** Innovative strawless lids and alternative materials to eliminate plastic straws globally by 2020
- Announced commitment to invest $10M in recyclable and compostable cup

NEXTGEN CUP CHALLENGE

GREENER STORES

Build and operate 10,000 greener stores globally by 2025

- **2005** First LEED certified store opens in Hillsboro, Oregon
- **2009** Launches LEED Volume Build program
- **2017** World leader with 1,500+ LEED certified stores in 20 countries
- **TODAY** Announced new **Greener Stores Framework**

DESIGN BUILD OPERATE

GREENER POWER

Invest in 100% renewable energy to power operations globally by 2020



- **2006** First renewable energy purchase equivalent to 5% of US stores electricity
- **2015** Achieve 100% renewable energy target
- **2016** Joined RE100 coalition
- **TODAY** Invests in solar farm in North Carolina, powering over 600 stores


THIS STORE RUNS ON SUNSHINE

GREENER APRONS

Empower 10,000 Partners to be sustainability champions by 2020

- **1994** First "Green Team" created with store managers across US and Canada
- **1998** Green Team launches Grounds for Your Garden,



- **2016** Co-develop "Greener Apron" on line sustainability curriculum with Arizona State University
- **TODAY** Launched Greener Apron 2.0, engaging over 8,000 partners



21

Board Recommendations Capitol Hill / Seattle, WA

Proxy Voting Recommendations For each director nominee Election of 10 directors Proposal Recommendation For For Against Against Report on Sustainable Packaging Advisory resolution to approve our executive officer compensation Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019 True Diversity Board Policy Management Proposals Shareholder Proposals

Honolulu, HI

Fiscal 2019 Non-GAAP Measures In addition to the GAAP results provided in this presentation, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measure of non-GAAP EPS excludes the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance. The GAAP measure most directly comparable to non-GAAP EPS is diluted net earnings per share. NON-GAAP EXCLUSION RATIONALE Restructuring, impairment and optimization costs Management excludes restructuring charges and business process optimization costs related to strategic shifts in its Teavana, EMEA, U.S., e-commerce and other business units. Additionally, management excludes expenses related to divesting certain lower margin businesses and assets, such as closure of certain company-operated stores and Switzerland goodwill impairment. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time. CAP transaction and Integration-related items Management excludes transaction and integration costs and amortization of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time. 2018 U.S. stock award Management excludes the incremental stock-based compensation award granted in the third quarter of fiscal 2018 for reasons discussed above. Nestlé transaction-related costs Management excludes the transaction-related costs associated with Nestlé for reasons discussed above. Other tax matters On December 22, 2017, the Tax Cuts and Jobs Act was signed into U.S. law. Management excludes the estimated transition tax on undistributed foreign earnings, the impacts of estimated incremental foreign withholding taxes on expected repatriated earnings and the re–measurement of deferred tax assets and liabilities due to the reduction of the U.S. federal corporate income tax rate for reasons discussed above.

First Quarter of Fiscal 2019 Reconciliation of GAAP to Non-GAAP EPS Non-GAAP net earnings per share may have limitations as an analytical tool. This measure should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate this non-GAAP financial measure differently than the company does, limiting the usefulness of this measure for comparative purposes. (1) Represents costs associated with our restructuring efforts, primarily severance and asset impairments related to certain company-operated store closures, as well as business process optimization costs, largely consulting fees. (2) Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs. (3) Represents incremental stock-based compensation award for U.S. partners (employees). (4) Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax on undistributed foreign earnings, estimated incremental foreign withholding taxes on expected repatriated earnings and the re-measurement of deferred taxes. (5) Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates. Consolidated Quarter Ended Dec 30, 2018 Diluted net earnings per share, as reported (GAAP) $0.61 Restructuring, impairment and optimization costs (1) 0.04 CAP transaction and integration-related items (2) 0.05 2018 U.S. stock award (3) 0.02 Nestlé transaction-related costs ––– Other tax matters (4) 0.06 Income tax effect on Non-GAAP adjustments (5) (0.03) Non-GAAP net earnings per share $0.75

Fiscal 2019 Projected Reconciliation of GAAP to Non-GAAP EPS Non-GAAP net earnings per share may have limitations as an analytical tool. This measure should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate this non-GAAP financial measure differently than the company does, limiting the usefulness of this measure for comparative purposes. (1) Represents restructuring, impairment and business optimization costs and inventory write-offs related to these efforts recorded within cost of sales including occupancy costs. (2) Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of our East China joint venture and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs. (3) Represents incremental stock-based compensation award for U.S. partners (employees). (4) Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, including the transition tax on undistributed foreign earnings, estimated incremental foreign withholding taxes on expected repatriated earnings and the re-measurement of deferred taxes. (5) Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates. Consolidated Year Ended Sep 29, 2019 (Projected) Diluted net earnings per share, as reported (GAAP) $2.32 - 2.37 Restructuring, impairment and optimization costs (1) 0.14 CAP transaction and integration-related items (2) 0.22 2018 U.S. stock award (3) 0.04 Nestlé transaction-related costs ––– Other tax matters (4) 0.06 Income tax effect on Non-GAAP adjustments (5) (0.10) Non-GAAP net earnings per share $2.68 - 2.73